PORTLAND GENERAL CORPORATION

                     RETIREMENT PLAN FOR OUTSIDE DIRECTORS

                                1996 RESTATEMENT



                            Effective January 1, 1996

                               TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I - PURPOSE                                                         1

 1.1  Purpose                                                               1
 1.2  Effective Date                                                        1
 1.3  Plan Sponsor                                                          1

ARTICLE II - DEFINITIONS                                                    1

 2.1  Actuarially Equivalent                                                1
 2.2  Benefit Service                                                       1
 2.3  Board                                                                 1
 2.4  Change in Control                                                     2
 2.5  Committee                                                             3
 2.6  Company                                                               3
 2.7  Compensation                                                          3
 2.8  Dependent                                                             3
 2.9  Direct Subsidiary                                                     3
 2.10 Effective Date                                                        3
 2.11 Indirect Subsidiary                                                   3
 2.12 Marriage                                                              3
 2.13 Outside Director                                                      3
 2.14 Participant                                                           4
 2.15 Participating Company                                                 4
 2.16 Plan                                                                  4
 2.17 Retirement Date                                                       4
 2.18 Senior Administrative Officer                                         4
 2.19 Spouse                                                                4
 2.20 Suspension Date                                                       4
 2.21 Termination                                                           4

 ARTICLE III - RETIREMENT BENEFITS                                          5

 3.1  Eligibility                                                           5
 3.2  Benefit Upon Retirement                                               5
 3.3  Form of Benefit Payment                                               5
 3.4  Commencement of Payment                                               6

 ARTICLE IV - BENEFITS AFTER CHANGE IN CONTROL                              6

 4.1  Benefit Upon a Change in Control                                      6
 4.2  Form of Payment                                                       6
 4.3  Commencement of Payment                                               6


                                                                          (i)

                               TABLE OF CONTENTS

                                                                          PAGE

 ARTICLE V - SURVIVOR BENEFITS                                              6

 5.1  Survivor Benefit                                                      6
 5.2  Cessation of Benefit Upon Remarriage                                  7

 ARTICLE VI - ADMINISTRATION                                                7

 6.1  Senior Administrative Officer; Duties                                 7
 6.2  Agents                                                                7
 6.3  Binding Effect of Decisions                                           7
 6.4  Indemnity of Senior Administrative Officer; Committee                 7
 6.5  Availability of Plan Documents                                        8
 6.6  Cost of Plan Administration                                           8

 ARTICLE VII - CLAIMS PROCEDURE                                             8

 7.1  Claim                                                                 8
 7.2  Denial of Claim                                                       8
 7.3  Review of Claim                                                       8
 7.4  Final Decision                                                        8

 ARTICLE VIII - AMENDMENT AND TERMINATION OF PLAN                           9

 8.1  Amendment                                                             9
 8.2  Termination                                                           9

 ARTICLE IX - MISCELLANEOUS                                                 9

 9.1  Unfunded Plan                                                         9
 9.2  Liability                                                             9
 9.3  Trust Fund                                                           10
 9.4  Nonassignability                                                     10
 9.5  Payment to Guardian                                                  10
 9.6  Terms                                                                10
 9.7  Protective Provisions                                                10
 9.8  Governing Law                                                        11
 9.9  Validity                                                             11
 9.10 Notice                                                               11
 9.11 Successors                                                           11
 9.12 Not a Contract of Service                                            11


                                                                          (ii)

                                 INDEX OF TERMS

TERM AND PROVISION NUMBER                                                 PAGE

A

Actuarial Equivalent:  2.1                                                  1

B

Benefit Service:  2.2                                                       1
Board:  2.3                                                                 1

C

Change in Control:  2.4                                                     2
Committee:  2.5                                                             3
Company:  2.6                                                               3
Compensation:  2.7                                                          3

D

Dependent:  2.8                                                             3
Direct Subsidiary:  2.9                                                     3

E

Effective Date:  2.10                                                       3
Exchange Act:  2.4(a)                                                       2

I

Indirect Subsidiary:  2.11                                                  3

M

Marriage:  2.12                                                             3

O

Outside Director:  2.13                                                     3

P

Participant:  2.14                                                          4
Participating Company:  2.15                                                4
PGC:  2.4(a)                                                                2
PGE:  2.4(a)                                                                2
Plan:  2.16                                                                 4

R

Retirement Date:  2.17                                                      4



                                                                          (iii)

                                INDEX OF TERMS

TERM AND PROVISION NUMBER                                                 PAGE

S

Senior Administrative Officer:  2.18                                        4
Spouse:  2.19                                                               4
Suspension Date:  2.20                                                      4

T

Termination:  2.21                                                          4


                                                                          (iv)

                          PORTLAND GENERAL CORPORATION

                     RETIREMENT PLAN FOR OUTSIDE DIRECTORS

                                1996 RESTATEMENT



                               ARTICLE I - PURPOSE

 1.1  Purpose

     The Portland General Corporation Retirement Plan for Outside Directors is designed to enhance the Participating Companies' ability to attract and retain competent and experienced Directors by providing retirement benefits for certain Directors who retire after the Effective Date. The Plan became effective on January 1, 1985 and was amended by the 1990 Restatement

 1.2  Effective Date

     This 1996 Restatement is effective January 1, 1996.

 1.3  Plan Sponsor

     The Plan is maintained for the benefit of Outside Directors of Portland General Corporation, an Oregon corporation, and Outside Directors of any corporations or other entities affiliated with or subsidiary to it, if such corporations or entities are selected by the Board.


                             ARTICLE II - DEFINITIONS

 2.1  Actuarially Equivalent

     "Actuarially Equivalent" shall mean the equivalence in value between two
 (2) or more forms and/or times of payment based upon a determination by an actuary chosen by the Senior Administrative Officer using a discount rate equal to the 30-year Treasury Bill rate on the January 1st of the year in which the determination occurs plus one percent (1%) and the unisex mortality table chosen by the actuary, which choice shall be binding on all parties.

 2.2  Benefit Service

     "Benefit Service" shall mean the continuous amount of time, in completed months, as an Outside Director. Benefit Service shall commence on the Outside Director's first election to the Board as an Outside Director and shall end at the last Board or committee meeting the Outside Director attends. Concurrent service on more than one Participating Company's Board shall be counted only once as actual months of service.

 2.3  Board

     "Board" shall mean the Board of Directors of Portland General Corporation.



PAGE 1 - RETIREMENT PLAN FOR OUTSIDE DIRECTORS

 2.4  Change in Control

     A "Change in Control" shall mean:

         (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Portland General Corporation ("PGC") or Portland General Electric ("PGE"), any trustee or other fiduciary holding securities under an employee benefit plan of PGC or PGE, or any Employer owned, directly or indirectly, by the stockholders of PGC or PGE in substantially the same proportions as their ownership of stock of PGC or PGE), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing thirty percent (30%) or more of the combined voting power of PGC's or PGE's then outstanding voting securities;

         (b) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with PGC to effect a transaction described in clause (a), (c) or (d) of this paragraph) whose election by the Board or nomination for election by PGC's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the beginning of the period of whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

         (c) The stockholders of PGC or PGE approve a merger or consolidation of PGC or PGE with any other corporation, other than:

             (i) A merger or consolidation which would result in the voting securities of PGC or PGE outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of PGC or PGE or such surviving entity outstanding immediately after such merger or consolidation, or

             (ii) A merger or consolidation effected to implement a recapitalization of PGC or PGE (or similar transaction) in which no "person" (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of PGC's or PGE's then outstanding securities; or

         (d) The stockholders of PGC or PGE approve a plan of complete liquidation of PGC or PGE or an agreement for the sale or disposition by PGC or PGE of sixty percent (60%) or more of PGC's or PGE's assets (including stock of subsidiaries) to a person or entity that is not a subsidiary or parent corporation. For purposes of determining whether a sale or other disposition of sixty percent (60%) of PGE's assets has occurred, only long-term assets shall be considered. Assets shall not be considered long-term assets if they constitute "regulatory assets," "stranded investments" or abandoned or nonoperational projects. Projects in economy shutdown shall be considered long-term assets.



PAGE 2 - RETIREMENT PLAN FOR OUTSIDE DIRECTORS

 2.5  Committee

     "Committee" shall mean the Human Resources Committee of the Board.

 2.6  Company

     "Company" shall mean Portland General Corporation, an Oregon Corporation.

 2.7  Compensation

     "Compensation" shall mean the greater of actual annual retainer and fees for attendance at Board and various committee meetings that the Outside Director earned in the last 12 months of Benefit Service, or one-third (1/3) of the total annual retainer and fees earned in the last thirty-six (36) months of Benefit Service.

 2.8  Dependent

     "Dependent" shall mean an unmarried child of the Outside Director until the age of nineteen (19) (age twenty-six (26) if a full-time student). An unmarried child shall also qualify as a Dependent by reason of mental retardation or physical handicap for as long as the condition exists, if such child qualifies as a dependent under regulations set forth by the Internal Revenue Service by reason of such mental retardation or physical handicap.

 2.9  Direct Subsidiary

     "Direct Subsidiary" means any corporation of which a Participating Company owns at least eighty percent (80%) of the total combined voting power of all classes of its stock entitled to vote.

 2.10  Effective Date

     "Effective Date" shall mean January 1, 1985.

 2.11  Indirect Subsidiary

     "Indirect Subsidiary" means any corporation of which a Participating Company directly and constructively owns at least eighty percent (80%) of the total combined voting power of all classes of its stock entitled to vote. In determining the amount of stock of a corporation that is constructively owned by a Participating Company, stock owned, directly or constructively, by a corporation shall be considered as being owned proportionately by its shareholders according to such shareholders' share of voting power of all classes of its stock entitled to vote.

 2.12  Marriage

     "Marriage" shall mean the Marriage or Remarriage of a Participant prior to their separation from service on the Board.

 2.13  Outside Director

     "Outside Director" shall mean a member of the Board who is not an employee of Portland General Corporation or any Direct Subsidiary or Indirect Subsidiary of Portland General Corporation.



PAGE 3 - RETIREMENT PLAN FOR OUTSIDE DIRECTORS

 2.14  Participant

     "Participant" shall mean any eligible Outside Director elected to the Board prior to the Suspension Date.

 2.15  Participating Company

     "Participating Company" shall mean the Company or any affiliated or subsidiary company designated by the Board as a Participating Company under the Plan, as long as such designation has become effective and continues to be in effect. The designation as a Participating Company shall become effective only upon acceptance of such designation and the formal adoption of the Plan by a Participating Company. A Participating Company may revoke its acceptance of designation as a Participating Company at any time, but until it makes such revocation, all of the provisions of this Plan and any amendments thereto shall apply to the Outside Directors of the Participating Company and their Beneficiaries.

 2.16  Plan

     "Plan" shall mean the Portland General Corporation Retirement Plan for Outside Directors.

 2.17  Retirement Date

     "Retirement Date" shall mean the first day of the month coincident with or next following the date of separation from service as an Outside Director, other than by death, after the earlier of age seventy (70) or ten (10) years of Benefit Service.

 2.18  Senior Administrative Officer

     "Senior Administrative Officer" shall mean the employee in the management position designated by the Committee to administer the Plan.

 2.19  Spouse

     "Spouse" shall mean the person to whom the Outside Director was legally married at the Outside Director's date of death.

 2.20  Suspension Date

     "Suspension Date" shall mean January 1, 1996.

 2.21  Termination

     "Termination" shall mean removal from the Board by shareholders during a current term of office.



PAGE 4 - RETIREMENT PLAN FOR OUTSIDE DIRECTORS

                        ARTICLE III - RETIREMENT BENEFITS

 3.1  Eligibility

     Each Participant who reaches a Retirement Date on or after the Effective Date shall be eligible for retirement benefits under this Plan.

 3.2  Benefit Upon Retirement

         (a) The annual benefit payable under this Plan shall equal five percent (5%) of Compensation for each of the first ten (10) years of Benefit Service plus two and one-half percent (2.5%) of Compensation for each of the next ten (10) years of Benefit Service up to a maximum benefit of seventy-five percent (75%) of Compensation for years of Benefit Service completed prior to the Suspension Date. No further accruals shall be made following the Suspension Date.

         (b) All Participants shall be vested in their accrued benefit as of the Suspension Date.

 3.3  Form of Benefit Payment

     The benefits shall be paid in the form elected by the Participant at the time the Outside Director becomes a Participant in the Plan. Except in the case of Marriage of a Participant (in which case a Participant may reelect), this election shall be made one time and shall be irrevocable. The election shall be in the form prescribed by the Company and filed with the Senior Administrative Officer. The following options shall be available:

         (a) If the Participant is unmarried as of the Retirement Date, the benefit shall be paid:

             (i)  As a straight life annuity; or

             (ii) Over a length of time equal to the lesser of the Outside Director's Benefit Service or the Outside Director's lifetime.

         (b) If the Participant is married as of the Retirement Date, the benefit may be paid:

             (i)  As a straight life annuity; or

             (ii)  As a fifty percent (50%) joint and survivor annuity; or

             (iii) As a one hundred percent (100%) joint and survivor annuity; or

             (iv) Over a period of time equal to the Outside Director's Benefit Service so long as the Outside Director or Spouse is living; or

             (v) Over a length of time equal to the lesser of the Outside Director's Benefit Service or the Outside Director's lifetime, or upon death, survivor benefit payable for the lesser of Spouse's life, twelve (12) months, or Outside Director's Benefit Service.

     Benefits paid in a form other than pursuant to Section 3.3(a)(ii) or
 (b)(v) shall be calculated on an Actuarially Equivalent basis. In the event an election is not on file at the time benefit payments



PAGE 5 - RETIREMENT PLAN FOR OUTSIDE DIRECTORS commence, benefits shall be paid as a straight life annuity if the Participant is unmarried or a fifty percent (50%) joint and survivor annuity if the Participant is married. One-twelfth (1/12) of the annual benefit shall be payable monthly on the first day of each month.

         (c) If the benefit to be paid is less than ten thousand dollars ($10,000) as of the Suspension Date, a lump-sum payment shall be paid notwithstanding the form elected.

 3.4  Commencement of Payment

     Benefit payments shall commence within thirty (30) days following separation from service on the Board.


                  ARTICLE IV - BENEFITS AFTER CHANGE IN CONTROL

 4.1  Benefit Upon a Change in Control

     Upon the Termination of a Participant within three (3) years following a Change in Control, the following shall apply to the benefits for each Participant who is an Outside Director at the time such Change in Control occurs:

         (a) A benefit shall be payable regardless of the Outside Director's Benefit Service, Retirement Date, or age.

         (b) The annual benefit payable shall equal five percent (5%) of Compensation for each of the first ten (10) years of Benefit Service plus two and one-half percent (2.5%) of Compensation for each of the remaining years of Benefit Service, up to ten (10) years of Benefit Service, for years of Benefit Service completed prior to the Suspension Date, except that the Participant's total benefit shall not exceed seventy-five percent (75%) of Compensation.

 4.2  Form of Payment

     A benefit, Actuarially Equivalent to the benefit payable over the lesser of twenty (20) years or years of service on the Board as computed under 4.1(c), shall be paid in a lump sum.

 4.3  Commencement of Payment

     Benefit payment shall be made within sixty (60) days following Termination of the Outside Director.


                          ARTICLE V - SURVIVOR BENEFITS

 5.1  Survivor Benefit

     If an Outside Director, who is eligible for a retirement benefit, dies while serving on the Board, a survivor's benefit equal to the Participant's monthly Retirement benefit shall be paid to the Spouse of the Outside Director. Such benefit shall be the Actuarially Equivalent amount payable under this Plan, as of the Suspension Date, as if the Outside Director had retired on the first day of the



PAGE 6 - RETIREMENT PLAN FOR OUTSIDE DIRECTORS month in which he or she died and had been receiving the benefit as elected under Section 3.3 (b) (ii), (iii), (iv), or
 (v).

 5.2  Cessation of Benefit Upon Remarriage

     In the event a Spouse receiving benefits under this Plan remarries, such Spouse will stop receiving, as of the date of remarriage, any further monthly benefits from this Plan . However, in lieu of any further monthly benefits from this Plan, a Spouse will receive the lesser of the remaining monthly benefits or six (6) months of benefits in a lump sum within forty-five (45) days from the date of such remarriage. In the event the Senior Administrative Officer is not notified of such remarriage within six (6) months, no benefit shall be payable under this Section.


                           ARTICLE VI - ADMINISTRATION

 6.1  Senior Administrative Officer; Duties

     This Plan shall be administered by the Senior Administrative Officer, as designated by the Committee. Members of the Committee may be Participants under this Plan. The Senior Administrative Officer shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan as may arise in connection with the Plan. The Senior Administrative Officer shall report to the Committee on an annual basis regarding Plan activity and at such other times as may be requested by the Committee.

 6.2  Agents

     In the administration of the Plan, the Senior Administrative Officer may, from time to time, employ agents and delegate to such agents, including employees of any Participating Company, such administrative duties as it sees fit, and may, from time to time, consult with counsel, who may be counsel to any Participating Company.

 6.3  Binding Effect of Decisions

     The decision or action of the Senior Administrative Officer with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

 6.4  Indemnity of Senior Administrative Officer; Committee

     Each Participating Company shall indemnify and hold harmless the Senior Administrative Officer and the Committee and its individual members against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.



PAGE 7 - RETIREMENT PLAN FOR OUTSIDE DIRECTORS

 6.5  Availability of Plan Documents

     Each Participant shall receive a copy of this Plan, and the Senior Administrative Officer shall make available for inspection by any Participant a copy of the rules and regulations used in administering the Plan.

 6.6  Cost of Plan Administration

     The Company shall bear all expenses of administration. However, a ratable portion of the expense shall be charged back to each Participating Company.


                          ARTICLE VII - CLAIMS PROCEDURE

 7.1  Claim

     Any person claiming a benefit, requesting an interpretation or ruling under the Plan or requesting information under the Plan shall present the request in writing to the Senior Administrative Officer or his delegatee who shall respond in writing as soon as practicable.

 7.2  Denial of Claim

     If the claim or request is denied, the written notice of denial shall state:

         (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

         (b) A description of any additional material or information required and an explanation of why it is necessary.

         (c)  An explanation of the Plan's claim review procedure.

 7.3  Review of Claim

     Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Senior Administrative Officer. The claim or request shall be reviewed by the Senior Administrative Officer, who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

 7.4  Final Decision

     The decision of the Senior Administrative Officer on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.



PAGE 8 - RETIREMENT PLAN FOR OUTSIDE DIRECTORS

                 ARTICLE VIII - AMENDMENT AND TERMINATION OF PLAN

 8.1  Amendment

     The Senior Administrative Officer may amend the Plan from time to time as may be necessary for administrative purposes and legal compliance, provided, however, that no such amendment shall affect the benefit rights of Participants or Beneficiaries in the Plan. The Committee may amend the Plan at any time, provided, however, that no amendment shall be effective to decrease or restrict the rights of Participants and Beneficiaries to the benefit accrued at the time of the amendment.

 8.2  Termination

     The Board of each Participating Employer may at any time, in its sole discretion, terminate or suspend the Plan in whole or in part for that Participating Employer. However, no such termination or suspension shall adversely affect the benefits of Participants which have accrued prior to such action, the benefits of any Participant who has previously retired, the benefits of any Beneficiary of a Participant who has previously died, or already accrued Plan liabilities between Participating Employers.


                            ARTICLE IX - MISCELLANEOUS

 9.1  Unfunded Plan

     This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of Outside Directors.

 9.2  Liability

         (a) LIABILITY OF BENEFITS. Except as otherwise provided in this paragraph, liability for the payment of a Participant's benefit pursuant to this Plan shall be borne solely by the Participating Company for which the Participant serves during the accrual or increase of the Plan benefit, and no liability for the payment of any Plan benefit shall be incurred by reason of Plan sponsorship or participation except for the Plan benefits of a Participating Company's own Outside Directors. Provided, however, that each Participating Company, by accepting the Board's designation as a Participating Company under the Plan and formally adopting the Plan, agrees to assume secondary liability for the payment of any benefit accrued or increased while a Participant serves on the Board of a Participating Company that is a Direct Subsidiary or Indirect Subsidiary of the Participating Company at the time such benefit is accrued or increased. Such liability shall survive any revocation of designation as a Participating Employer with respect to any liabilities accrued at the time of such revocation. Nothing in this paragraph shall be interpreted as prohibiting any Participating Company or any other person from expressly agreeing to the liability for a Plan Participants' payment of any benefits under the Plan.

         (b) UNSECURED GENERAL CREDITOR. Participants of this Plan, and any Spouse, Dependents, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of Participating Company, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Participating Company. Except as



PAGE 9 - RETIREMENT PLAN FOR OUTSIDE DIRECTORS provided in Section 9.3, such policies, annuity contracts or other assets of Participating Company shall not be held under any trust for the benefit of any Participant, Spouse, Dependents, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Participating Company under this Plan. Any and all of Participating Company's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Participating Company. Participating Company's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

 9.3  Trust Fund

     At its discretion, each Participating Company, jointly or severally, may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of Participating Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, Participating Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, Participating Company.

 9.4  Nonassignability

     Neither a Participant of this Plan nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable. No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

 9.5  Payment to Guardian

     If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Senior Administrative Officer may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person. The Senior Administrative Officer may require proof of incompetency, minority, incapacity or guardianship as he may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Senior Administrative Officer, the Committee and the Company from all liability with respect to such benefit.

 9.6  Terms

     In this Plan document, unless the context clearly indicates the contrary, the masculine gender will be deemed to include the feminine gender, and the singular shall include the plural.

 9.7  Protective Provisions

     A Participant shall cooperate with Participating Company by furnishing any and all information requested by Participating Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Participating Company may deem necessary and taking such other action as may be requested by Participating Company.



PAGE 10 - RETIREMENT PLAN FOR OUTSIDE DIRECTORS

 9.8  Governing Law

     The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

 9.9  Validity

     If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

 9.10  Notice

     Any notice or filing required or permitted to be given to the Senior Administrative Officer under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Senior Administrative Officer or the Secretary of Company. Notice, if mailed, shall be addressed to the principal executive offices of Company. Notice mailed to the Participant shall be at such address as is given in the records of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

 9.11  Successors

     The provisions of this Plan shall bind and inure to the benefit of Participating Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of Participating Company, and successors of any such corporation or other business entity.

 9.12  Not a Contract of Service

     The terms and conditions of this Plan shall not be deemed to constitute a contract of service between a Participating Company and a Participant, and neither a Participant nor a Participant's Spouse or Dependent shall have any rights against a Participating Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained on the Board of a Participating Company nor shall it interfere with the Participant's right to terminate his directorship at any time.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its officers thereunto duly recognized, as of the 1st day of January, 1996.


                                       PORTLAND GENERAL CORPORATION



                                       By:   /s/  Don F. Kielblock
                                            Its Vice President

                                       Dated:  May 7, 1996





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